EX-23.3

    CONSENT OF BRIAN F. FAULKNER, A PROFESSIONAL LAW CORPORATION

                              Brian F. Faulkner
                         A Professional Law Corporation
                         27127 Calle Arroyo, Suite 1923
                      San Juan Capistrano, California 92675
                                 (949) 240-1361


January 28, 2005


GameZnFlix, Inc.
1535 Blackjack Road
Franklin, Kentucky 42134

Re: GameZnFlix, Inc. Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 6); GameZnFlix, Inc. Amended and Restated Stock Incentive Plan (Amendment No. 2)

Dear Sir/Madame:

     I have acted as counsel to GameZnFlix, Inc., a Nevada corporation ("Company"), in connection with its registration statement on Form S-8 POS relating to the registration of 100,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 6), and 75,000,000 Shares which are issuable pursuant to the Company's Amended and Restated Stock Incentive Plan (Amendment No. 2). I hereby consent to all references to my firm included in this registration statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.